Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Announce Fourth Quarter and Year-End 2011 Earnings on February 29, 2012

Stamford, CT. February 15, 2012 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its fourth quarter and full year financial results for the period ended December 31, 2011 on February 29, 2012 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Wednesday, February 29, 2012 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 539-3612 (from within the U.S. and Canada) or (719) 325-2129 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the “Aircastle Fourth Quarter and Year End Earnings Call.”

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, March 29, 2012 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “2558049”.

About Aircastle Limited

Aircastle is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. High-utility aircraft are generally modern, operationally efficient jets with a large operator base and long useful lives. As of September 30, 2011 Aircastle’s aircraft portfolio consisted of 138 aircraft and had 61 lessees located in 34 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited